EXHIBIT 99.1

Contextlogic Inc. Reports Second-Quarter Financial Results

OAKLAND—(BUSINESS WIRE)—August 8, 2024—ContextLogic Inc. (Nasdaq: LOGC), (“ContextLogic,” the “Company,” “we” or “our”) today reported its financial results for the quarter and six months ended June 30, 2024.

Company Update

On February 10, 2024, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Qoo10 Inc., a Delaware corporation (“Qoo10 Delaware”), and, for certain specified purposes, Qoo10 Pte. Ltd., a Singapore private limited company and Qoo10 Delaware’s parent company (“Qoo10”), pursuant to which (i) the Company agreed to sell substantially all of its assets to Qoo10 Delaware or an affiliate designated by Qoo10 Delaware (such designated affiliate, the “Buyer”), other than (A) the Company’s net operating losses (“NOLs”) and certain other tax attributes, (B) the Company’s marketable securities and (C) certain of the Company’s cash and cash equivalents, and (ii) Qoo10 agreed to acquire those assets and assume substantially all of the Company’s liabilities as specified in the Asset Purchase Agreement (the “Asset Sale”). On April 18, 2024, the holders of a majority of the outstanding shares of the Company’s common stock voted to approve the Asset Sale. Pursuant to such vote and satisfaction of other customary closing conditions, the Asset Sale closed on April 19, 2024, and immediately following the closing of the Asset Sale, the Company received/retained approximately $162 million in cash, cash equivalents and marketable securities (consisting of government securities) (“Post-Closing Cash”), as well as the NOLs and other tax attributes described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. As part of the Asset Sale, the Buyer assumed substantially all of the Company’s liabilities at closing.

Prior to the Asset Sale, the Company owned and operated the Wish platform (“Wish”), which is a mobile e-commerce platform. As a result of the Asset Sale, the Wish platform and all related operating assets were sold to the Buyer. Following the completion of the Asset Sale on April 19, 2024, the Company ceased to operate the prior e-commerce business and other historical operations. The financial statements presented in the Company’s Quarterly Report on Form 10-Q, as filed with the SEC, reflect the pre-Asset Sale operations from April 1, 2024 to April 19, 2024, the results of the Asset Sale, and the limited post-Asset Sale activities from April 20, 2024 to June 30, 2024.

Second Quarter 2024 Financial Highlights

•
Net Loss: Net loss was $13 million, compared to a net loss of $80 million in the second quarter of 2023.
•
As of June 30, 2024, the Company had $103 million in cash and cash equivalents, $47 million in marketable securities and $9 million in prepaid expenses and other current assets (primarily made up of $7 million restricted cash).

Company Outlook

With the completion of the Asset Sale, the Company began reshaping and re-establishing its operations. The goal is to set up a reduced administrative structure to maintain the Company as it begins to evaluate and execute on its strategic goals of acquiring and/or building operating businesses and otherwise utilizing our NOLs. Management and the Board of Directors will focus on identifying, evaluating and potentially executing strategic opportunities for the benefit of ContextLogic and its stockholders.

During the three months ended June 30, 2024, the Company incurred $13 million of general and administrative expenses. Of the incurred general and administrative expenses, $9 million were costs directly associated with prior operations and/or the closing of the Asset Sale, including $2 million of stock-based compensation. All revenue, cost of sales, sales and marketing, product development were related to the prior operations.

The Company earned interest income of $2 million during the three months ended June 30, 2024. With the Company’s marketable securities and cash and cash equivalents primarily invested in U.S. government instruments, we expected to earn approximately $2 million of interest income per quarter for the remainder of 2024. At the conclusion of the second quarter, ContextLogic had twelve full-time employees, which has since been further reduced to ten full-time employees. The Company will continue to reduce expenses throughout the year and we project to end 2024 with cash and cash equivalents, marketable securities and restricted cash of approximately $155 million, excluding any advisory costs we may incur in connection with a strategic transaction.

In addition to the marketable securities and cash and cash equivalents that primarily make up its balance sheet, the Company also has deferred tax assets (including net operating losses) that are currently subject to a full valuation allowance as of June 30, 2024 and as such have a net balance of $0 million as presented on the balance sheet. As set forth in Note 9. Income Taxes in the Notes to the audited consolidated financial statements for the year ended December 31, 2023 as contained in the Company’s Annual Report on Form 10-K, as of December 31, 2023 the Company reported a deferred tax asset – net operating losses of $609 million and aggregate deferred tax assets of $671 million, subject to a full valuation allowance until the Company can demonstrate that it is more likely than not that the Company can generate income to utilize such NOLs and the valuation allowance can be released in part or in full.

As of June 30, 2024, the Company reported total liabilities of $5 million and expects the total liabilities to remain low until the Company identifies future targets to utilize and leverage its liquid assets with the goal of building stockholder value.

“We have begun reviewing and identifying strategic opportunities with our advisors,” said Rishi Bajaj, Chief Executive Officer and Chairman of the Board. “These opportunities will potentially allow the Company to utilize the NOLs and certain other tax attributes which can generate substantial value for our shareholders. We look forward to updating you in the coming quarters regarding our progress.”

About ContextLogic

Following the completion of the Asset Sale, the Company began trading under a new Nasdaq ticker symbol, “LOGC,” on May 13, 2024. For more information on ContextLogic, please visit ir.contextlogicinc.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding ContextLogic’s financial outlook, the strategic alternatives considered by our Board of Directors, including the decisions taken thereto and alternatives for the use of the Post-Closing Cash, and other quotes of management. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to: the strategic alternatives considered by our Board of Directors, including the decisions taken thereto; our lack of operating revenues or material operations after the sale of substantially all of our assets in April 2024; our prior history of losses; our intention not to liquidate and distribute sale proceeds to our stockholders after the sale of substantially all of our assets; our continuation as a publicly-traded and reporting company after the sale of substantially all of our assets; our ability to utilize our net operating loss carryforwards and other tax attributes; risks related to any future acquisition of a business or assets; risks if we fail to develop a viable future business plan or fail to acquire a business or assets and generate revenues; risks if we engage in a business combination that has adverse tax consequences to us or our stockholders; risks if we pursue a business combination with a privately-held target; our retention of certain liabilities relating to the assets we sold and our indemnification obligations under the sale agreement for those assets; risks if we fail to make, integrate or maintain future acquisitions and investments; risks associated with a failure to maintain effective disclosure controls and internal control over financial reporting; currently pending or future litigation; changes to laws and regulations that could affect our business or ability to pursue chosen strategic alternatives; risks if we are deemed to be an investment company under the Investment Company Act of 1940; our management strategies and plans, competitive position, business environment, potential growth strategies and opportunities; our continued listing on Nasdaq; impact of future issuances of our common stock or rights to purchase our common stock; impact of our Tax Benefits Preservation Plan on our stock performance; volatility in our stock price; impact of anti-takeover provisions in our charter documents, in our Tax Benefits Preservation Plan and under Delaware law; our possible or assumed future financial performance; our future liquidity and operating expenditures; our financial condition and results of operations; competitive changes in the marketplace; our expected tax rate; the effect of changes in or the application of new or revised tax laws; the effect of new accounting pronouncements; and the other important factors discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q for the periods ended June 30, 2024 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this news release speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

ContextLogic Inc.

Condensed Consolidated Balance Sheets

(in millions)

(unaudited)

	As of June 30,	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$103	$238
Marketable securities	47	144
Funds receivable	—	7
Prepaid expenses and other current assets	9	21
Total current assets	159	410
Property and equipment, net	—	4
Right-of-use assets	—	5
Other assets	—	2
Deferred tax assets, net	—	2
Total assets	$159	$423
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	—	$30
Merchants payable	—	74
Refunds liability	—	2
Accrued liabilities	5	90
Total current liabilities	5	196
Lease liabilities, non-current	—	6
Other liabilities	—	4
Total liabilities	5	206
Stockholders’ equity	154	217
Total liabilities and stockholders’ equity	$159	$423

ContextLogic Inc.

Condensed Consolidated Statements of Operations

($ in millions, shares in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue	$7	$78	$43	$174
Cost of revenue	6	62	36	138
Gross profit	1	16	7	36
Operating expenses:
Sales and marketing	3	39	18	76
Product development	4	38	26	89
General and administrative	13	22	35	47
Total operating expenses	20	99	79	212
Loss from operations	(19)	(83)	(72)	(176)
Other income, net:
Interest and other income, net	2	6	2	10
Gain on Asset Sale	4	—	4	—
Loss before provision for income taxes	(13)	(77)	(66)	(166)
Provision for income taxes	—	3	6	3
Net loss	(13)	(80)	(72)	(169)
Net loss per share, basic and diluted	$(0.50)	$(3.38)	$(2.87)	$(7.21)
Weighted-average shares used in computing net loss per share, basic and diluted	25,858	23,651	25,086	23,451

ContextLogic Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(72)	$(169)
Adjustments to reconcile net loss to net cash provided by used in operating activities:
Depreciation and amortization	1	2
Noncash lease expense	1	2
Impairment of lease assets and property and equipment	—	1
Stock-based compensation	12	41
Net (accretion) amortization of discounts and premiums on marketable securities	(1)	(4)
Gain on Asset Sale	(4)	—
Other	—	(5)
Changes in operating assets and liabilities:
Funds receivable	—	10
Prepaid expenses, other current and noncurrent assets	(1)	14
Accounts payable	(16)	(16)
Merchants payable	(8)	(33)
Accrued and refund liabilities	(6)	(18)
Lease liabilities	(2)	(4)
Other current and noncurrent liabilities	6	(1)
Net cash used in operating activities	(90)	(180)
Cash flows from investing activities:
Purchases of property and equipment and development of internal use software	—	(3)
Proceeds from Asset Sale, net of cash disposed	(133)	—
Purchases of marketable securities	(47)	(170)
Maturities of marketable securities	145	176
Net cash (used in) provided by investing activities	(35)	3
Cash flows from financing activities:
Payment of taxes related to RSU settlement	(1)	(4)
Net cash used in financing activities	(1)	(4)
Foreign currency effects on cash, cash equivalents and restricted cash	(2)	(7)
Net decrease in cash, cash equivalents and restricted cash	(128)	(188)
Cash, cash equivalents and restricted cash at beginning of period	238	513
Cash, cash equivalents and restricted cash at end of period	$110	$325
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$103	$318
Restricted cash included in prepaid and other current assets in the condensed consolidated balance sheets	7	7
Total cash, cash equivalents and restricted cash	$110	$325
Supplemental cash flow disclosures:
Cash paid for income taxes, net of refunds	$—	$—

Contacts

Investor Relations:

Lucy Simon, ContextLogic

ir@contextlogicinc.com